Exhibit (a)(1)(H)
Zhihu Inc.
(A company controlled through weighted voting rights and incorporated in the Cayman Islands with limited liability)
(NYSE: ZH; HKEX: 2390)

FORM OF PROXY FOR THE EXTRAORDINARY GENERAL MEETING
to be held on Wednesday, October 16, 2024
(or any adjournment(s) or postponement(s) thereof)
Introduction
This form of proxy is furnished in connection with the solicitation by the Board of Zhihu Inc., a Cayman Islands company, of proxies from holders of Class A Ordinary Shares of the Company with a par value of US$0.000125 per share and Class B Ordinary Shares of the Company with a par value of US$0.000125 per share to be exercised at the EGM of the Company to be held at 10:00 a.m., Beijing time, on October 16, 2024 at Room Landing, Floor 1, Zone B, China Industry-Academy-Research Achievement Transformation Center, 18A Xueqing Road, Haidian District, Beijing 100083, People’s Republic of China and at any adjournment(s) or postponement(s) thereof for the purposes set forth in the notice of extraordinary general meeting dated September 9, 2024. Capitalized terms used but not specifically defined herein shall have the meanings ascribed to such terms in the Offer Document dated September 9, 2024 and, for U.S. Shareholders only, in the U.S. Offer to Purchase dated September 9, 2024.
Only the holders of record of ordinary shares on the Company’s register of members at the close of business on Monday, September 23, 2024, Hong Kong time, which is the Share EGM Record Date, are entitled to receive notice of, to attend, and to vote at the EGM. Save for the Reserved Matters, each Class A Ordinary Share is entitled to one vote, and each Class B Ordinary Share is entitled to ten votes, on all matters to be voted on at the EGM. The quorum of the EGM is one or more shareholders holding in aggregate not less than 10% of all votes attaching to all issued shares of the Company and entitled to vote at the EGM (on a one vote per Share basis), present in person or by proxy.
The ordinary shares represented by all properly executed proxies returned to the Company will be voted at the EGM as indicated or, if no instruction is given, the proxy will vote the ordinary shares in his/her discretion, unless a reference to the holder of the proxy having such discretion has been deleted and initialed on this form of proxy. Where the chairman of the EGM acts as proxy and is entitled to exercise his/her discretion, he/she is likely to vote the ordinary shares FOR the resolution. As to any other business that may properly come before the EGM, all properly executed proxies will be voted by the persons named therein in accordance with their discretion. The Company does not presently know of any other business that may come before the EGM. However, if any other matter properly comes before the EGM, or any adjournment(s) or postponement(s) thereof, which may properly be acted upon, unless otherwise indicated the proxies solicited hereby will be voted on such matter in accordance with the discretion of the proxy holders named therein. Any person giving a proxy has the right to revoke it at any time before it is exercised by (i) submitting to the Company, at the address set forth below, a duly signed revocation or (ii) voting in person at the EGM.
To be valid, this form of proxy must be completed, signed, and returned to Computershare Hong Kong Investor Services Limited at 17M Floor, Hopewell Centre, 183 Queen’s Road East, Wanchai, Hong Kong as soon as possible and no later than 48 hours before the EGM, Hong Kong time, on October 14, 2024, to ensure your representation at the EGM.

Zhihu Inc.
(A company controlled through weighted voting rights and incorporated in the Cayman Islands with limited liability)
(NYSE: ZH; HKEX: 2390)
Number of shares to which this form of proxy relates(Note 1)	Class A ordinary shares
Class B ordinary shares

FORM OF PROXY FOR THE EXTRAORDINARY GENERAL MEETING
to be held on Wednesday, October 16, 2024
(or any adjournment(s) or postponement(s) thereof)
I/We(Note 2)

of

being the registered holder(s) of
Class A	ordinary	shares/Class B	ordinary	shares(Note 3) in	the	issued	share	capital	of Zhihu Inc.	(“Company”)	hereby	appoint	the	chairman
of the meeting(Note 4) or
of

as my/our proxy to attend, act, and vote for me/us and on my/our behalf as directed below at the extraordinary general meeting (“EGM”) of the Company to be held at 10:00 a.m., Beijing time, on Wednesday, October 16, 2024 at Room Landing, Floor 1, Zone B, China Industry-Academy-Research Achievement Transformation Center, 18A Xueqing Road, Haidian District, Beijing 100083, People’s Republic of China (and at any adjournment thereof).
Please tick (“✓”) the appropriate boxes to indicate how you wish your vote(s) to be cast(Note 5).
ORDINARY RESOLUTION	FOR	AGAINST	ABSTAIN
1.
“THAT the conditional cash offers (the “Offers”) to buy back up to 46,921,448 Class A ordinary shares (“Class A Ordinary Share(s)”) (including in the form of American depositary shares (“ADS(s)”) of the Company at a price of HK$9.11 per Class A Ordinary Share (equivalent of US$3.50 per ADS) in cash and subject to the terms and conditions set out in the Offer Document (a copy of which marked “A” has been produced to the EGM and initialed by the chairman of the EGM for the purpose of identification) and, for U.S. Shareholders and ADS holders only, in the U.S. Offer to Purchase, together with the accompanying Form of Acceptance and ADS Letter of Transmittal dispatched to the shareholders (the “Shareholders”) and ADS holders of the Company and dated September 9, 2024 be approved, without prejudice and in addition to any existing authority of the Company under the general mandate to buy back Shares and/or ADSs granted by the Shareholders at the annual general meeting of the Company on June 26, 2024, and that any one of the directors of the Company be and is hereby authorized to execute all such documents (and, where necessary, to affix the seal of the Company thereon in accordance with the articles of association of the Company) with or without amendments and do all such things as such director considers desirable, necessary or expedient in connection with or to give effect to any matters relating to or in connection with the Offers including without limitation, completion of the buy-back of Class A Ordinary Shares (including in the form of ADSs) pursuant to the Offers.”

Date: 2024	Signature(s)(Note 6)
Notes:
1.
Please delete as appropriate and insert the number of shares to which this form of proxy relates. If no number is inserted, this form of proxy will be deemed to relate to all the shares of the Company registered in your name(s). If more than one proxy is appointed, the number of shares in respect of which each such proxy so appointed must be specified.

2.
Full name(s) and address(es) to be inserted in BLOCK CAPITALS.

3.
Please insert the number of shares of the Company registered in your name(s) and delete as appropriate.

4.
If any proxy other than the chairman of the meeting is preferred, please strike out the words “the chairman of the meeting” and insert the name and address of the proxy desired in the space provided. Any shareholder of the Company entitled to attend and vote at the EGM is entitled to appoint any number of proxies (who must be individuals) to attend and vote instead of him/her. A proxy need not be a shareholder of the Company.

5.
IMPORTANT: IF YOU WISH TO VOTE FOR A RESOLUTION, PLEASE TICK (“✓”) THE BOX MARKED “FOR.” IF YOU WISH TO VOTE AGAINST A RESOLUTION, PLEASE TICK (“✓”) THE BOX MARKED “AGAINST.” IF YOU WISH TO ABSTAIN FROM VOTING ON A RESOLUTION, PLEASE TICK (“✓”) THE BOX MARKED “ABSTAIN.” If no direction is given, your proxy will vote or abstain at his/her discretion. Your proxy will also be entitled to vote at his/her discretion on any resolution properly put to the EGM other than those referred to in the notice convening the EGM. If you mark the box “abstain,” it will mean that your proxy will abstain from voting and, accordingly, your vote will not be counted either for or against the relevant resolution.

6.
This form of proxy must be signed by you or your attorney duly authorized in writing. In case of a corporation, the same must be either under its common seal or under the hand of an officer, attorney, or other person duly authorized. ANY ALTERATION MADE TO THIS FORM OF PROXY MUST BE INITIALED BY THE PERSON WHO SIGNS IT.

7.
Where there are joint registered holders of any share, any one of such persons may vote at the meeting, either personally or by proxy, in respect of such share as if he/she were solely entitled thereto; but if more than one of such joint holders be present at the meeting personally or by proxy, that one of the said persons so present being the most or, as the case may be, the more senior shall alone be entitled to vote in respect of the relevant joint holding and, for this purpose, seniority shall be determined by reference to the order in which the names of the joint holders stand on the register of members in respect of the relevant joint holding.

8.
In order to be valid, this form of proxy, together with the power of attorney or other authority (if any) under which it is signed or a notarially certified copy thereof, must be deposited at the Company’s Hong Kong Branch Share Registrar, Computershare Hong Kong Investor Services Limited (for both holders of Class A ordinary shares and holders of Class B ordinary shares), at 17M Floor, Hopewell Centre, 183 Queen’s Road East, Wan Chai, Hong Kong not less than 48 hours before the time appointed for the meeting or the adjourned meeting (as the case may be).

9.
Completion and delivery of the form of proxy will not preclude you from attending and voting at the EGM or any adjournment thereof if you so wish.

PERSONAL INFORMATION COLLECTION STATEMENT
Your supply of your and your proxy’s (or proxies’) name(s) and address(es) is on a voluntary basis for the purpose of processing your request for the appointment of a proxy (or proxies) and your voting instructions for the EGM of the Company (the “Purposes”). We may transfer your and your proxy’s (or proxies’) name(s) and address(es) to our agent, contractor, or third party service provider who provides administrative, computer, and other services to us for use in connection with the Purposes and to such parties who are authorized by law to request the information or are otherwise relevant for the Purposes and need to receive the information. Your and your proxy’s (or proxies’) name(s) and address(es) will be retained for such period as may be necessary to fulfil the Purposes. Request for access to and/or correction of the relevant personal data can be made in accordance with the provisions of the Personal Data (Privacy) Ordinance and any such request should be in writing by mail to Computershare Hong Kong Investor Services Limited at the above address or by email to PrivacyOfficer@computershare.com.hk.